Agreement no.: GEE24-033 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT This Amendment Agreement No. 1 to the GEE23-022 Three Parties Agreement (“Amendment”) is made on July 16, 2024 (the “Effective Date”) between Polestar Performance AB (“Polestar”), Ningbo Geely Automobile Research & Development Co., Ltd (“GRI”) and Polestar Times Technology (Nanjing) Co., Ltd. (Previous name “Polestar Technology (Zhongshan) Co., Ltd. ”) (“Polestar JV”). Each of Polestar, GRI and Polestar JV is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Three Parties Agreement (Agreement no.: GEE23-022) on November 30, 2023 (the “Agreement”) which is an amendment of the Service Agreement P410 Vehicle Development (Agreement no.: GEE21-012) entered into between GRI and Polestar on December 28, 2021. B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. All other terms of the Agreement shall remain unchanged and remain in effect. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on July 16, 2024. 2. AMENDMENTS Section 2.5.2 of the Agreement shall be amended and restated in its entirety as follows: [***] [***]. Appendix 3 to the Agreement shall be replaced entirety by the chart below. [***] Agreement no.: GEE24-033 3. GENERAL PROVISIONS This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. No amendment of this Amendment will be effective unless it is in writing and signed by all Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement no.: GEE24-033 The Agreement has been entered into in four (4) original copies, of which GRI received two (2) originals, Polestar received one (1) original and Polestar JV received one (1) original. NINGBO GEELY AUTOMOBILE RESEARCH AND DEVELOPMENT CO., LTD. By:_/s/ Tong Zhiyuan_______________________ Printed Name:_ Tong Zhiyuan_________________ Title:__VP______________________________ _ POLESTAR PERFORMANCE AB By: /s/ Jonas Engström By: /s/ Anna Rudensjö Printed Name: Jonas Engström Printed Name: Anna Rudensjö Title: Head of Operations Title: General Counsel POLESTAR TIMES TECHNOLOGY (NANJING) CO., LTD., (极星时代科技（南京）有限公司) By:/s/ Shen Ziyu________________________ Printed Name: Shen Ziyu Title:_CEO____________________________